UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Main Street, Pennington, NJ		08534-2218
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on December 8, 2021, OncoSec Medical Incorporated (the “Company”) received notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) noting the Company, as a result of the resignation of Robert E. Ward from the Company’s Board of Directors (the “Board”) and its Audit Committee, no longer complied with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Company’s Audit Committee be comprised of at least three directors, all of whom are independent pursuant to the rules of Nasdaq and applicable law. The Notice also acknowledged that the Nasdaq Listing Rules provide a cure period in order for the Company to regain compliance until the earlier of the Company’s next annual meeting of stockholders or November 23, 2022.

On June 9, 2022, the Company’s Board of Directors appointed director Joon Kim, a current independent member of the Board, to the Audit Committee. With Mr. Kim’s appointment, the Company has regained compliance with Nasdaq Listing Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2022	OncoSec Medical Incorporated

	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer